SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 17, 2004

Commission File Number 1-10741

PROVENA FOODS INC.

(Exact name of registrant as specified in its charter)

California	95-2782215
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of principal executive offices)	(ZIP Code)

(909) 627-1082

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

Press Release for Second Quarter Results

The following is the text of a press release of registrant’s results for the second quarter of 2004 which registrant intends to have published on August 17, 2004:

FOR IMMEDIATE RELEASE - AUGUST 17, 2004

PROVENA FOODS INC. (“PZA” - AMEX) REPORTS SECOND QUARTER RESULTS

Provena Foods Inc. incurred a net loss of $298,762 for the 2nd quarter and $659,459 for the 1st six months of 2004 compared to net earnings of $7,883 and $74,565 a year ago. The Company’s sales were up 28% in the 2nd quarter and up 32% in the 1st six months of 2004 compared to the same periods of 2003. Both the meat and the pasta divisions contributed to the decreases in earnings and increases in sales in both periods. The Company was in default under financial covenants of its bank credit facility at June 30, 2004 and the bank waived the defaults. The Company does not expect to be in compliance with the financial covenants at all times during the next twelve months and there can be no assurance that the bank will continue to waive defaults.

ITEM 7. FINANCIAL REPORTS AND EXHIBITS

No financial reports or exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2004	PROVENA FOODS INC.

	By	/s/ Thomas J. Mulroney
Thomas J. Mulroney
Vice President and
Chief Financial Officer